EXHIBIT 35.3



                         ANNUAL STATEMENT OF COMPLIANCE


                   OFFICER'S CERTIFICATE OF THE ADMINISTRATOR

In compliance with Section 3(a) of the Administration Agreement (the "Agreement") among Nelnet Student Loan Trust 2006-3, as Issuer, Wells Fargo Delaware Trust Company, as Delaware Trustee, Zions First National Bank, as Indenture Trustee, and National Education Loan Network, Inc., as Administrator, dated as of December 1, 2006, I, Terry J. Heimes, certify that:

        1. A review of the activities of the Administrator and of its performance under the Agreement during the period from December 1, 2006 through December 31, 2006 has been made under my supervision; and

        2. Based on my knowledge of such review, the Administrator has fulfilled in all material respects its obligations under the Agreement during such period.


April 2, 2007



By:     /s/ TERRY J. HEIMES
        ----------------------------------
        Terry J. Heimes
        Chief Financial Officer,
        Treasurer,
        National Education Loan Network, Inc.